                                                                                                                                                         Exhibit 23.1

 CONSENT OF BAGELL, JOSEPHS, LEVINE & COMPANY LLC

Bagell, Josephs, Levine & Company, LLC
200 Haddonfield Berlin Road, Gibbsboro, NJ 08026
Tel: 856.346.2628 Fax: 856.346.2882

The Board of Directors
China Yingxia International, Inc.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 14, 2007, relating to the financial statements of China Yingxia International, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Bagell, Josephs, Levine & Company, L.L.C.

Bagell, Josephs, Levine & Company, L.L.C.
Gibbsboro, NJ 08026

September 24, 2007